AMENDMENT TO OPERATING EXPENSES AGREEMENT

This Amendment to Operating Expenses Agreement (this “Amendment”), effective as of May 1, 2014, is made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Operating Expenses Agreement, dated as of November 4, 2003, as amended August 12, 2005, August 11, 2006, April 23, 2007, September 15, 2008, November 30, 2009, May 19, 2011, November 30, 2011, and April 30, 2013, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement to limit the Funds’ Operating Expenses; and

WHEREAS, the Parties wish to amend Appendix A of the Agreement to provide for a lower Expenses Cap for each Class of the Funds until August 31, 2015, which may be renewed thereafter as provided below;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

a)	Appendix A to the Agreement is hereby amended and replaced with the new Appendix A attached hereto.

b)	Paragraph 5 of the Agreement is hereby amended in its entirety to read as follows:

5. Term. This Agreement shall become effective on the date specified herein and shall remain in effect until August 31, 2004, unless sooner terminated as provided in Paragraph 6 of this Agreement. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for each Fund at least annually by the Board of Trustees of the Trust (and separately by the disinterested Trustees of the Trust); provided, however, that the Expense Caps specified in the Appendix A attached hereto are effective as of May 1, 2014 with respect to the Funds and shall remain in effect until August 31, 2015 unless earlier terminated in accordance with Paragraph 6 hereof, renewable thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for such Funds at least annually by the Board of Trustees of the Trust (and separately by the disinterested Trustees of the Trust).

c)	The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President	Title:	Chief Executive Officer
Date:	April 30, 2014	Date:	April 30, 2014

Appendix A
(amended effective May 1, 2014)

Fund	Expense Cap	Effective Date

Matthews Asian Growth and Income Fund

Matthews Asia Dividend Fund

Matthews China Dividend Fund

Matthews Asia Focus Fund

Matthews Asia Growth Fund

Matthews Pacific Tiger Fund

Matthews Emerging Asia Fund

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews Asia Science and Technology Fund

• Institutional Class	1.25%	May 1, 2014
• Investor Class	(1.25+Class Specific Expenses for the Investor Class)%[1]	May 1, 2014
Matthews Asia Strategic Income Fund
• Institutional Class	0.90%	May 1, 2014
• Investor Class	(0.90+Class Specific Expenses for the Investor Class)%[1]	May 1, 2014
Matthews China Small Companies Fund
• Investor Class	1.50%	May 1, 2014

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President	Title:	Chief Executive Officer
Date:	April 30, 2014	Date:	April 30, 2014

1 As used herein, the “Class Specific Expenses” of a Class means the Operating Expenses of that Class that are specific to that Class, including, without limitation, intermediary fees.